SUB-ITEM 77K:  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT:
-------------------------------------------------------------

On October 19, 2004 PricewaterhouseCoopers LLP ("PwC") advised American Pension Investors Trust ( the "Trust") of its intention to not stand for re-appointment as independent registered public accounting firm for the Trust for the Trust's fiscal year ending May 31. 2006. On March 28, 2005 the Trust notified PwC that the Trust retained Tait Weller & Baker ("Tait') to replace PwC as its independent registered public accounting firm for the fiscal year ending May 31, 2005. The retention of Tait as the independent registered public accounting firm for the Trust was approved by the Trust's Audit Committee and Board of Trustees.

The reports of PwC on the financial statements of the Trust for the two fiscal years ending May 31, 2004 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ending May 31, 2004 and through March 28, 2005, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report on the financial statements for such years.

The Trust requested PwC to furnish a letter addressed to the Securities and Exchange Commission stating whether PwC agrees with the above statements. A copy of this letter, dated August 9, 2005, is filed as Exhibit 1 to this Sub-Item 77K.

EXHIBIT 1
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August 12, 2005



U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Commissioners:

We have read the statements made by American Pension Investors Trust (copy attached), which we understand will be filed with the Commission, pursuant to Sub-Item 77K of Form N-SAR, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP